                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                          VILLAGE SUPER MARKET, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                           VILLAGE SUPER MARKET, INC.
                              733 MOUNTAIN AVENUE
                         SPRINGFIELD, NEW JERSEY 07081

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 3, 1999

                            ------------------------

     The Annual Meeting of the shareholders of Village Super Market, Inc. will be held at the offices of the Company, 733 Mountain Avenue, Springfield, New Jersey 07081 on Friday, December 3, 1999 at 10:00 A.M. for the following purposes:

        (1) To elect eight directors for the ensuing year;

        (2) To ratify the selection of independent public accountants; and

        (3) To transact any other business which may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on October 6, 1999 as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

                                          By order of the Board of Directors,

                                                                  ROBERT SUMAS,
                                                            Secretary

November 4, 1999

                           VILLAGE SUPER MARKET, INC.
                              733 MOUNTAIN AVENUE

                         SPRINGFIELD, NEW JERSEY 07081

                            ------------------------

                                PROXY STATEMENT

                                DECEMBER 3, 1999

                         ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement and the accompanying form of proxy are being mailed to shareholders of Village Super Market, Inc. (the "Company") in connection with the solicitation by and on behalf of the management of the Company of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the offices of the Company, 733 Mountain Avenue, Springfield, New Jersey on December 3, 1999 at 10:00 a.m. and at all postponements or adjournments thereof.

     At the close of business on October 6, 1999, the Company had outstanding and entitled to vote 1,394,500 shares of Class A common stock, no par value, and 1,594,076 shares of Class B common stock, no par value. The holders of the outstanding shares of Class A Stock are entitled to one vote per share and the holders of Class B Stock are entitled to ten votes per share. Shareholders of record at the close of business on October 6, 1999 are entitled to vote at this meeting.

     All shares of Common Stock represented by properly executed proxies will be voted at the Annual Meeting, unless such proxies previously have been revoked. Unless the proxies indicate otherwise, the shares of Common Stock represented by such proxies will be voted for the election of management's nominees for directors and to ratify the selection of independent public accountants. Management does not know of any other matter to be brought before the Annual Meeting.

     The Company's address is 733 Mountain Avenue, Springfield, New Jersey and its telephone number is (973) 467-2200. This notice, proxy statement and enclosed form of proxy are being mailed to shareholders on or about November 4, 1999.

     Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use by: (a) delivering written notice of such revocation to Secretary of the Company at its office; (b) delivering to the Secretary of the Company a duly executed proxy bearing a later date; or (c) appearing at the Meeting and requesting the return of his or her proxy.

     YOU ARE REQUESTED TO COMPLETE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

                         SECURITY OWNERSHIP OF CERTAIN

                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's capital stock by: (i) persons known by the Company to own beneficially more than 5% of its Class A Stock or Class B Stock;
(ii) each director of the Company; and (iii) all directors and executive officers of the Company collectively:

                                            CLASS A STOCK(1)                      CLASS B STOCK(1)
                                 --------------------------------------   ---------------------------------
                                                            PERCENTAGE                          PERCENTAGE
                                    SHARES                      OF         SHARES                   OF
                                     OWNED                   CLASS(3)      OWNED                 CLASS(4)
NAME(2)                             ------                  ----------     ------               ----------
Perry Sumas....................        126,565(5)(6)(11)(12)       9.1     518,196(7)(22)            32.5
James Sumas....................         89,895(5)(6)(12)(14)       6.4     290,502(7)(8)             18.2
Robert Sumas...................         87,559(5)(6)(12)(15)       6.3     193,519(9)                12.1
William Sumas..................         87,412(11)(12)            6.3      134,657(22)                8.4
John Sumas.....................        102,676(10)(11)(12)        7.4      121,963(22)                7.7
George J. Andresakes...........         24,000(6)(20)             1.7           --                     --
John J. McDermott..............          4,700(21)                0.3           --                     --
Norman Crystal.................        204,000(17)(20)           14.6      109,280(18)                6.9
All directors and executive
  officers as a group (11
  persons).....................        529,313(13)               38.0%    1,290,925                  81.0%
Franklin Resources, Inc.
  ("Franklin").................        106,000(16)                7.6%          --                     --
Tweedy, Browne Company L.P.
  ("TBC") and Vanderbilt Part-
  ners, L.P. ("Vanderbilt")....        123,210(19)                8.8%          --                     --

---------------
 (1) Except as noted, each person has sole investment power and sole voting power with respect to the shares beneficially owned.
 (2) The address of each of the Company's principal shareholders is in care of the Company, 733 Mountain Avenue, Springfield, New Jersey 07081.
 (3) Based upon 1,394,500 shares of Class A Stock outstanding.
 (4) Based upon 1,594,076 shares of Class B Stock outstanding.
 (5) Includes 25,680 shares held by the Company's pension trust of which Perry Sumas, James Sumas and Robert Sumas are trustees.
 (6) Includes 19,000 shares held by a charitable trust of which Perry Sumas, James Sumas, Robert Sumas and George J. Andresakes are trustees.
 (7) Includes 63,172 shares as to which Perry Sumas and James Sumas have agreed to share the power to vote pursuant to a Voting Agreement dated March 4, 1987.
 (8) Includes 2,940 shares owned jointly by Mr. and Mrs. James Sumas; and 9,955 shares owned by Mrs. James Sumas; and 3,280 shares held by Mr. and Mrs. James Sumas as custodians for their children.
 (9) Includes 49,643 shares owned by Mrs. Robert Sumas.
(10) Includes 100 shares owned by Mrs. John Sumas and 1,200 shares held by Mr. and Mrs. John Sumas as custodians for their minor children.
(11) Includes 70,167 shares held in the name of Perry Sumas, William Sumas and John Sumas as Co-Trustees of a Trust for the benefit of the grandchildren of Perry Sumas.
(12) Includes 11,000 shares represented by options exercisable by him under the Company's Stock Option Plan.
(13) Includes 101,300 shares represented by options exercisable by all officers and directors under the Company's Stock Option Plan.
(14) Includes 3,842 shares owned by Mrs. James Sumas.
(15) Includes 3,842 shares owned by Mrs. Robert Sumas.
(16) Pursuant to a Schedule 13G dated February 4, 1999, Franklin may be deemed to be the beneficial owner of 106,000 shares of the Company. Franklin's address is 777 Mariners Island Blvd., San Mateo, California 94404.
(17) Includes 14,500 shares owned by Mrs. Norman Crystal.
(18) Includes 28,400 shares owned by Mrs. Norman Crystal.
(19) Pursuant to a Schedule 13D dated June 29, 1998, TBC and Vanderbilt may be deemed to be the beneficial owners of 123,210 shares of the Company. The address of TBC and Vanderbilt is 52 Vanderbilt Avenue, New York, New York 10017.
(20) Includes 5,000 shares represented by options exercisable by him under the Company's Stock Option Plan.
(21) Includes 4,300 shares represented by the unexercised options exercisable by him under the Company's Stock Option Plan.
(22) Includes 7,010 shares held in the name of Perry Sumas, William Sumas and John Sumas as Co-Trustees of a Trust for the benefit of the grandchildren of Perry Sumas.

     These five members of the Sumas family beneficially own 283,413 shares of Class A Stock and 1,181,645 shares of Class B Stock, or 69.8% of the combined voting power.

     The aggregate number of shares of Class B Stock owned by Perry Sumas and his sons, William Sumas and John Sumas, exceeds the aggregate number of shares of Class B Stock owned by the Estate of Nicholas Sumas and his sons, James Sumas and Robert Sumas (the "Excess Shares"). Perry Sumas and James Sumas have entered into an agreement whereby the Excess Shares will be voted pursuant to the mutual agreement of James Sumas and Perry Sumas. The voting agreement will be automatically cancelled if Perry Sumas either: (i) converts the Excess Shares into shares of Class A Stock; or (ii) exchanges 50% of the Excess Shares for shares of Class A Stock owned by James Sumas.

                             ELECTION OF DIRECTORS

     The following eight persons will be nominated by the management of the Company for election as directors at the Annual Meeting. If elected, they will serve until their successors are duly elected and qualified at the next Annual Meeting of Shareholders, which is expected to be held on December 8, 2000. Directors shall be elected by a plurality of the votes cast. All of the nominees are now directors of the Company.

     Certain information is given below with respect to each nominee for election as a director. The table below and the following paragraphs list their respective ages, positions and offices held with the Company, the period served as a director and business experience during past 5 years. Perry Sumas is the father of William Sumas and John Sumas and is the uncle of James Sumas and Robert Sumas. The other nominees are not related.

                                    NOMINEES

     The following table sets forth information concerning the nominees for director:

                                         AGE
NAME                                     ---           POSITION WITH THE COMPANY
Perry Sumas..........................     84     President, Chief Executive Officer
                                                 and
                                                   Director
James Sumas..........................     66     Chief Operating Officer, Treasurer
                                                 and Chairman of the Board of
                                                   Directors
Robert Sumas.........................     58     Executive Vice President, Secretary
                                                 and Director
William Sumas........................     52     Executive Vice President and Director
John Sumas...........................     50     Executive Vice President and Director
George J. Andresakes.................     86     Director
John J. McDermott....................     74     Director
Norman Crystal.......................     73     Director

     Perry Sumas, together with Nicholas Sumas, founded the Company in 1937. He has served as a Director of the Company since its incorporation in 1954 and has served as President and Chief Executive Officer since 1973.

     James Sumas was elected Chairman of the Board in 1989. He also serves as the Company's Chief Operating Officer and as its Treasurer. He has served as Vice President, Treasurer and a Director of the Company since its incorporation in 1955. James Sumas is Vice Chairman of Wakefern Food Corporation and is a member of its Board of Directors. Mr. Sumas also is the Chairman of Wakefern's Grocery Committee and its Advertising Committee. In addition, he is Vice Chairman of Wakefern's Sales and Merchandising Committee and of ShopRite Supermarkets, Inc., Wakefern's supermarket operating subsidiary. Mr. Sumas also is a member of Wakefern's Finance, Trade Name and Trademark and Strategic Planning Committees.

     Robert Sumas has served as Vice President, Secretary and a Director of the Company since 1969. Since 1989, he has served as an Executive Vice President. He has responsibility for finance and administration matters and retail computer operations. Robert Sumas is Chairman of Wakefern's General Merchandise

Committee and is a member of Wakefern's Communications, Consumer Affairs and Property Management Committees.

     William Sumas has served as Vice President and a Director of the Company since 1980. Since 1989, he has served as an Executive Vice President. He has responsibility for real estate development. William Sumas is Chairman of Wakefern's Commercial Bakery Committee and is a member of Wakefern's Loss Prevention Policy Committee.

     John Sumas has served as Vice President and a Director of the Company since 1982. Since 1989, he has served as an Executive Vice President. He has responsibility for the Company's frozen food, appetizing and fresh bakery operations. John Sumas is a member of Wakefern's Frozen Food, Dairy/Deli, Fresh Bakery and Liquor Committees.

     George J. Andresakes has served as a Director of the Company since 1969. He was General Counsel to the Company until 1979 and is now retired.

     John J. McDermott has served as a Director of the Company since 1982. Mr. McDermott is the President of John J. McDermott Enterprises, a bank consulting firm. He was Executive Vice President of Dollar Dry Dock Savings from 1983 until he retired in 1989. Mr. McDermott previously served as General Counsel to the Company from 1982 to 1983.

     Norman Crystal has served as a Director of the Company since 1992. Mr. Crystal is an owner of an entity that owns and manages apartment complexes. In addition, Mr. Crystal is a registered floor broker with the Commodity Futures Trading Commission and Mr. Crystal is an independent commodities and securities investor.

     The Certificate of Incorporation includes a provision that no director shall be personally liable for monetary damages to the Company or its shareholders for a breach of any fiduciary duty except for: (i) breach of a director's duty of loyalty; (ii) acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) intentionally or knowingly authorizing any unlawful dividends or distributions; and (iv) any transaction from which a director derived an improper personal benefit.

     Directors who are not employees of the Company receive $250 per diem for attendance at meetings of the Board of Directors.

                       DIRECTORS MEETINGS AND COMMITTEES

     The Board held three meetings in fiscal 1999. All directors attended at least 75% of the meetings of the Board. The Board does not have a standing nominating committee.

     The Executive Committee, which consists of Perry Sumas, James Sumas, Robert Sumas, William Sumas and John Sumas, meets on call and is authorized to act on all matters pertaining to corporate policies and overall Company performance.

     The Audit Committee, which consists of Robert Sumas, George Andresakes and John J. McDermott, reviews the internal controls of the Company, meets with the Company's financial personnel and certified public accountants in connection with these reviews, and recommends to the Board the appointment of independent certified public accountants to serve as the Company's auditors for the ensuing year, subject to ratification by the stockholders at the Annual Meeting. The committee met three times during fiscal 1999.

     The Compensation Committee, which consists of Perry Sumas, James Sumas and George Andresakes, establishes the compensation of the officers of the Company.

     Members of each committee attended at least 75% of the meetings of their respective committees.

                             EXECUTIVE COMPENSATION

     Except for the Stock Option Plan, the Company does not have any long term compensation plans. No bonuses were awarded to the Chief Executive Officer and four named executive officers during the last three fiscal years. The following table sets forth the compensation paid by the Company during the last three fiscal years to the Chief Executive Officer and the four most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM
                                                                COMPENSATION         OTHER
                                                                   AWARDS           ANNUAL
        NAME AND POSITION                YEAR        SALARY      OPTIONS(#)     COMPENSATION(A)
        -----------------                ----        ------     ------------    ---------------
Perry Sumas......................        1999        261,730         --             --
President and Chief Executive
  Officer                                1998        244,140       11,000           --
                                         1997        229,950         --             --
James Sumas......................        1999        397,200         --              2,400
Chairman of Board and                    1998        368,500       11,000            2,400
Chief Operating Officer and
  Treasurer                              1997        343,055         --              2,250
Robert Sumas.....................        1999        332,800         --              2,400
Executive Vice President                 1998        306,800       11,000            2,400
and Secretary                            1997        290,010         --              2,250
William Sumas....................        1999        290,435         --              2,400
Executive Vice President                 1998        267,540       11,000            2,400
                                         1997        248,635         --              2,250
John Sumas.......................        1999        298,761         --              2,400
Executive Vice President                 1998        274,505       11,000            2,400
                                         1997        264,335         --              2,250

---------------
(a) Company Paid 401K match

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR

                                      AND
                         FISCAL YEAR END OPTION VALUES

     The following table sets forth information with respect to the exercise of options during fiscal 1999 and the value of the unexercised options as of July 31, 1999.

                                            SHARES                     NUMBER OF           VALUE OF
                                           ACQUIRED                   UNEXERCISED         UNEXERCISED
                                              ON          VALUE        OPTIONS AT        IN-THE-MONEY
                  NAME                     EXERCISE      REALIZED    JULY 31, 19991    AT JULY 31, 19992
                  ----                     --------      --------    --------------    -----------------
Perry Sumas.............................       0            0           11,000              $24,750
James Sumas.............................       0            0           11,000              $24,750
Robert Sumas............................       0            0           11,000              $24,750
William Sumas...........................       0            0           11,000              $24,750
John Sumas..............................       0            0           11,000              $24,750

---------------
1 All outstanding options held by Executive Officers were exercisable at year end.

2 Based upon the price of $12.25 as of July 31, 1999.

BENEFIT PLANS

     The Company maintains a defined benefit pension plan for employees not covered by a collective bargaining agreement who have been employed with the Company for more than six months and who are over the age of twenty-one. The amount of the Company's contribution to this plan with respect to a specified person cannot readily be separated or individually calculated by the actuaries for the plan. For purposes of determining plan benefits, compensation is the regular base pay of the participant plus bonuses, overtime pay and other extra compensation. Effective January 1, 1989, the plan benefit formula was amended. Retirement benefits are equal to the pension accrued to December 31, 1988 plus 1% of average compensation times each year of post-1988 service plus .75% of average compensation in excess of Table II of the 1989 Covered Compensation Table times each year of post-1988 service. Average compensation for post-1988 service is based on the five highest consecutive years' compensation. The approximate annual retirement benefits at age 65 (computed as of January 1, 1999) are $53,964 to James Sumas; $65,880 to Robert Sumas; $67,644 to William Sumas; $71,196 to John Sumas; and $432,024 to all executive officers and directors as a group. Due to his age, Perry Sumas cannot participate in this plan.

     The Company also maintains a plan which permits salary reduction contributions by participants under Section 401(k) of the Internal Revenue Code. Pursuant to this plan, each person not covered by a collective bargaining agreement who has been employed by the Company for more than twelve months and is over the age of twenty-one may direct that a percentage of his or her salary, up to 18%, but not more than $10,000, be withheld and paid over to the plan trustees for investment. The Company, in turn, will pay to the plan trustees a further sum equal to the lesser of (a) 25% of the amount so directed by the employee to be withheld from the employee's salary and contributed to the plan or (b) 1.5% of the employee's salary. Until the employee has reached his normal retirement age, the employee's contribution may not be withdrawn without incurring a tax penalty.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Securities and Exchange Commission has adopted new rules concerning the format for the disclosure of executive compensation. These rules also require proxy statement disclosure of specified information regarding certain relationships of executive officers and members of the Company's board of directors which might bear on decisions concerning the compensation of executive officers of the Company. None of the executive officers or the members of the Company's board of directors has a relationship requiring such disclosure except as set forth below. The Compensation Committee consists of Perry Sumas, who is an executive officer of the Company serving as the President and Chief Executive Officer; James Sumas, who is an executive officer of the Company serving as the Chairman of the Board of Directors, Chief Operating Officer and Treasurer; and George J. Andresakes, who is a former executive officer of the Company, having resigned as General Counsel in 1979. As noted elsewhere in the Proxy Statement under "Certain Transactions", Perry Sumas and James Sumas, through Sumas Realty Company and Sumas Realty Associates, have certain business relationships with the Company.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

     The Company's compensation policies, as applicable to its executive officers, are administered by its Compensation Committee of the Board of Directors (the "Committee"). The Committee members recognize that the Company is, to a significant extent, a family owned business. The Chief Executive Officer and each of the other executive officers named in this proxy statement own substantial amounts of the Company's common stock and thus have a direct and substantial interest in the long-term growth of shareholder's wealth. In light of this ownership, there is less need to directly relate executive compensation to Company performance. It is the view of the Committee that there is no need for formal bonus plans designed to better align the interests of executive officers with those of shareholders in general.

     The basic criteria used in making determinations concerning base salary is the level of compensation paid to comparable executives in the industry, in particular to corporate executives at other ShopRite co-op members and at competing regional supermarket chains. The principal factors which have been considered by the Committee in implementing this policy are time devoted to Company affairs, reputation in the industry, record of accomplishment and efforts on the Company's behalf. Increases in the cost of living also have been considered.

     The Committee notes that compensation tables required by the rules of the Securities and Exchange Commission are based upon fiscal year totals, which in the case of the Company are July to July periods of 52 or 53 weeks. Executive compensation decisions are implemented on a calendar year basis. Thus, minor apparent year to year variations in compensation levels appearing in the tables may not be reflective of actual Committee actions.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                                  PERRY SUMAS
                                  JAMES SUMAS
                              GEORGE J. ANDRESAKES

PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total return on the Company's Class A Common Stock against the cumulative total return of the S&P 500 Composite Stock Index and the NASDAQ Retail Index for the Company's last five fiscal years.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

              AMONG VILLAGE SUPER MARKET, INC., THE S&P 500 INDEX
                          AND THE NASDAQ RETAIL INDEX

                                                      VILLAGE SUPER                                           NASDAQ RETAIL
                                                      MARKET, INC.                   S&P 500                      TRADE
                                                      -------------                  -------                  -------------
7/94                                                     100.00                      100.00                      100.00
7/95                                                      94.00                      126.00                      119.00
7/96                                                     114.00                      147.00                      128.00
7/97                                                     109.00                      224.00                      152.00
7/98                                                     188.00                      267.00                      181.00
7/99                                                     158.00                      321.00                      191.00

                              CERTAIN TRANSACTIONS

     The Company's supermarket in South Orange, New Jersey, its supermarket in Springfield, New Jersey and its executive headquarters in Springfield, New Jersey are leased from Sumas Realty Company. Sumas Realty Company is a corporation owned James Sumas, Robert Sumas, Perry Sumas and his two daughters.

     The lease with respect to the Company's supermarket in South Orange expired on August 31, 1999 but has been extended until August 31, 2000. In fiscal 1999, a total of $212,866 in rent was paid to Sumas Realty Company with respect to the South Orange supermarket.

     The lease with respect to the Company's supermarket in Springfield is dated June 1, 1986 and expires on May 31, 2006. In fiscal 1999, the Company paid $300,000 in rent to Sumas Realty under this lease. In 2001, the annual rent will increase to $340,000 per year.

     The Company's executive office in Springfield also is leased from Sumas Realty Company. This lease expired on January 31, 1999 but has been extended until January 31, 2000. The Company paid $180,200 to Sumas Realty under this lease during fiscal 1999.

     The Company believes that the terms of the leases listed above are as favorable to the Company as it could have obtained from unrelated lessors. During fiscal 1999, the Company paid to Sumas Realty Company a total of $693,066 in rent under the foregoing leases.

     The Company's supermarket in Chatham, New Jersey is leased from Hickory Square Associates, a limited partnership. The lease is dated April 1, 1986 and expires March 31, 2006. The annual rent under this lease is $549,160. Sumas Realty Associates is a 30% limited partner in Hickory Square Associates. Sumas Realty Associates is a general partnership among Perry Sumas, James Sumas, Robert Sumas, William Sumas and John Sumas.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The selection by the Board of Directors, on recommendation of the Audit Committee, of KPMG LLP, as independent public accountants to examine the financial statements of the Company for the fiscal year ending July 29, 2000, is to be submitted to the meeting for ratification or rejection. The financial statements of the Company for the 1999, 1998, and 1997 fiscal years were examined by KPMG LLP.

     Representatives of KPMG LLP are expected to be present at the 1999 Annual Meeting of Shareholders and will be given the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

     Although ratification by the stockholders of the selection of independent public accountants is not required, the Board will reconsider its selection of KPMG LLP if such ratification is not obtained. Ratification shall require a majority of the votes cast.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Any proposal that a shareholder intends to present at the Company's 2000 Annual Meeting of Shareholders, presently scheduled to be held on December 8, 2000, and requests to be included in the Company's Proxy Statement for the 2000 Annual Meeting, must be received by the Company no later than June 1, 2000. Such requests should be made in writing and sent to the Secretary of the Company, Robert Sumas, Village Super Market, Inc., 733 Mountain Avenue, Springfield, New Jersey 07081.

                                 OTHER MATTERS

     The Company will furnish a copy of its Annual Report on Form 10-K for the year ended July 31, 1999, without exhibits, without charge to each person who forwards a written request, including a representation that he was a record or beneficial holder of the Company's Common Stock on October 6, 1999. Requests are to be addressed to Mr. Robert Sumas, Secretary, Village Super Market, Inc., 733 Mountain Avenue, Springfield, New Jersey 07081.

     All expenses incurred in connection with the preparation and circulation of this Proxy Statement in an amount that would normally be expended in connection with an Annual Meeting in the absence of a contest will be paid by the Company. No solicitation expenses will be incurred. Management does not know of any other business that will be presented at the Annual Meeting.

                                          By order of the Board of Directors,

                                                      ROBERT SUMAS,

                                                         Secretary
November 4, 1999

                           VILLAGE SUPER MARKET, INC.
               733 MOUNTAIN AVENUE, SPRINGFIELD, NEW JERSEY 07081

         PROXY SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

    The undersigned hereby appoints Perry Sumas and Robert Sumas, and each of them, proxies for the undersigned, with full power of substitution, to vote as if the undersigned were personally present at the Annual Meeting of the Shareholders of Village Super Market, Inc. (the "Company"), to be held at the offices of the Company, 733 Mountain Avenue, Springfield, New Jersey on Friday, December 3, 1999 at 10:00 A.M. and at all adjournments thereof, the shares of stock of said Company registered in the name of the undersigned. The undersigned instructs all such proxies to vote such shares as indicated below upon the following matters, which are described more fully in the accompanying proxy statement.

I authorize and instruct my Proxy to:

    1. [ ] VOTE FOR all nominees for the Company's Board of Directors listed below: except that I WITHHOLD AUTHORITY for the following nominees (if any)

       Perry Sumas, James Sumas, Robert Sumas, William Sumas, John Sumas, George
       J. Andresakes, John J. McDermott, and Norman Crystal.

       [ ] VOTE WITHHELD from all nominees.

    2. VOTE FOR [ ] AGAINST [ ] ABSTAIN [ ] approval of KPMG LLP, to be the independent auditors of the Company for fiscal 2000.

                                 (Continued and to be signed, on the other side)

(see other side)

    3. In their discretion, to vote upon such other business as may properly come before the meeting and all adjournments thereof.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 through 3.

    Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                                        ------------------------
                                                        Signature

                                                        ------------------------
                                                        Signature, if held
                                                        jointly

                                                        Dated  1999

                                                        PLEASE MARK, SIGN, DATE
                                                        AND RETURN THE PROXY
                                                        CARD PROMPTLY, USING THE
                                                        ENCLOSED ENVELOPE.